--------------------------------------------------------------------------------
                       CHASE MANHATTAN AUTO OWNER TRUST
                                SERIES 1998-C
                       STATEMENT TO CERTIFICATEHOLDERS
================================================================================
       PERIOD 8                                                    PAGE # 1
DETERMINATION: 10-Mar-99                                      Beginning 2/1/1999
 DISTRIBUTION: 15-Mar-99                                       Ending 2/28/1999
         TIME: 4/13/1999 12:09

                     CLASS A-1 5.588% ASSET BACKED NOTES
                     CLASS A-2 5.747% ASSET BACKED NOTES
                     CLASS A-3 5.800% ASSET BACKED NOTES
                     CLASS A-4 5.850% ASSET BACKED NOTES
                  CLASS B-1 6.000% ASSET BACKED CERTIFICATES

                      ORIG PRINCIPAL    BEG PRINCIPAL        PRINCIPAL       INTEREST         TOTAL        END PRINCIPAL
      CLASS              BALANCE           BALANCE         DISTRIBUTION    DISTRIBUTION    DISTRIBUTION       BALANCE
---------------------------------------------------------------------------------------------------------------------------
     A-1 Notes       $258,000,000.00     $6,320,069.47    $6,320,069.47      $26,487.41    $6,346,556.88             $0.00

     A-2 Notes       $195,000,000.00   $195,000,000.00   $20,372,023.36     $933,887.50   $21,305,910.86   $174,627,976.64

     A-3 Notes       $325,000,000.00   $325,000,000.00            $0.00   $1,570,833.33    $1,570,833.33   $325,000,000.00

     A-4 Notes       $283,900,000.00   $283,900,000.00            $0.00   $1,384,012.50    $1,384,012.50   $283,900,000.00

---------------------------------------------------------------------------------------------------------------------------
    NOTE TOTALS    $1,061,900,000.00   $810,220,069.47   $26,692,092.83   $3,915,220.74   $30,607,313.57   $783,527,976.64
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
       B-1            $32,889,211.45    $32,889,211.45      $630,062.58     $164,446.06      $794,508.64    $32,259,148.87
---------------------------------------------------------------------------------------------------------------------------
CERTIFICATE TOTALS    $32,889,211.45    $32,889,211.45      $630,062.58     $164,446.06      $794,508.64    $32,259,148.87
---------------------------------------------------------------------------------------------------------------------------
      TOTALS       $1,094,789,211.45   $843,109,280.92   $27,322,155.41   $4,079,666.80   $31,401,822.21   $815,787,125.51
---------------------------------------------------------------------------------------------------------------------------

                                     FACTOR INFORMATION PER $1,000

                         PRINCIPAL              INTEREST              END PRINCIPAL
      CLASS            DISTRIBUTION           DISTRIBUTION               BALANCE
-------------------------------------------------------------------------------------------
        A-1             24.49639329            0.10266438                0.00000000
                        -------------------------------------------------------------------
        A-2            104.47191467            4.78916667              895.52808533
                        -------------------------------------------------------------------
        A-3              0.00000000            4.83333332            1,000.00000000
                        -------------------------------------------------------------------
        A-4              0.00000000            4.87500000            1,000.00000000
-------------------------------------------------------------------------------------------
   Notes Totals         25.13616426            3.68699571              737.85476659
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
       B-1              19.15712029            5.00000008              980.84287971
-------------------------------------------------------------------------------------------
Certificate Totals      19.15712029            5.00000008              980.84287971
-------------------------------------------------------------------------------------------
      TOTALS            24.95654426            3.72644045              745.15451648
-------------------------------------------------------------------------------------------

                   IF THERE ARE ANY QUESTIONS OR COMMENTS,
                PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW

================================================================================

                       KIM COSTA
                       THE CHASE MANHATTAN BANK - ASPG
                       450 WEST 33RD STREET, 15TH FLOOR
                       NEW YORK, NEW YORK 10001
                       (212) 946-3247

(C) COPYRIGHT 1998, CHASE MANHATTAN BANK

--------------------------------------------------------------------------------
                       CHASE MANHATTAN AUTO OWNER TRUST
                                SERIES 1998-C
                       STATEMENT TO CERTIFICATEHOLDERS
================================================================================
     PERIOD 9                                                    PAGE     # 2
DETERMINATION: 10-Mar-99                                      Beginning 2/1/1999
 DISTRIBUTION: 15-Mar-99                                       Ending 2/28/1999
         TIME: 4/13/1999 12:09

                                                                                                              per $1000
                                                                                                             ----------
Section 5.8 (iii) Servicing Fee                                                         $702,591.07          0.64175922

Section 5.8 (iv) Administration Fee                                                       $1,000.00          0.00091342

Section 5.8 (vi) Pool Balance at the end of the Collection Period                   $815,787,125.51

Section 5.8  (vii) Repurchase Amounts for Repurchased Receivable

                         By Seller                                                            $0.00
                         By Servicer                                                     $22,894.46
                         TOTAL                                                           $22,894.46

Section 5.8 (viii) Realized Net Losses for Collection Period                            $283,220.68

Section 5.8 (ix) Reserve Account Balance after Disbursement                          $24,473,613.77

Section 5.8 (x) Specified Reserve Account Balance                                    $24,473,613.77

Section 5.8 (xi) Total Distribution Amount                                           $32,856,887.04

                         Servicing Fee                                                  $702,591.07
                         Administrative Fee                                               $1,000.00
                         Noteholders' Distribution Amount                            $30,607,313.57
                         Certificateholders' Distribution Amount                       $ 794,508.64
                         Deposit to Reserve Account                                     $751,473.76

Section 5.8 (xii)       Noteholders' Distributable Amount

-------------------------------------------------------------------------------------------------------------------------------
Class        Principal            Interest              Total              Prin (per           Int (per             Total
                                                                          $1000/orig)         $1000/orig)      (per $1000/orig)
-------------------------------------------------------------------------------------------------------------------------------
 A-1        $6,320,069.47          $26,487.41        $6,346,556.88         24.49639329         0.10266438          24.59905767
 A-2       $20,372,023.36         $933,887.50       $21,305,910.86        104.47191467         4.78916667         109.26108133
 A-3                $0.00       $1,570,833.33        $1,570,833.33          0.00000000         4.83333332           4.83333332
 A-4                $0.00       $1,384,012.50        $1,384,012.50          0.00000000         4.87500000           4.87500000
-------------------------------------------------------------------------------------------------------------------------------
Total      $26,692,092.83       $3,915,220.74       $30,607,313.57         25.13616426         3.68699571          28.82315997
-------------------------------------------------------------------------------------------------------------------------------

Section 5.8 (xiii)      Certificateholders' Distributable Amount

-----------------------------------------------------------------------------------------------------------------------------
 Class          Principal         Interest              Total             Prin (per          Int (per             Total
                                                                         $1000/orig)        $1000/orig)      (per $1000/orig)
-----------------------------------------------------------------------------------------------------------------------------
  B-1          $630,062.58       $164,446.06         $794,508.64         19.15712029        5.00000008          24.15712037
-----------------------------------------------------------------------------------------------------------------------------
 Total         $630,062.58       $164,446.06         $794,508.64         19.15712029        5.00000008          24.15712037
-----------------------------------------------------------------------------------------------------------------------------

Section 5.8 (xiv)       Reserve Fund Transfer Amount $ 751,473.76

(C) COPYRIGHT 1998, CHASE MANHATTAN BANK